EXHIBIT 3(f)





                                     BYLAWS

                                       OF

                                    CONECTIV





1.    OFFICES.



      1.1   Offices. In addition to its registered office in the State of

Delaware, the Corporation shall have a corporate office in Wilmington, Delaware and a significant presence in New Jersey, and such other offices, either within or without the State of Delaware, at such locations as the Board of Directors may from time to time determine or the business of the Corporation may require.



2.    SEAL.



      2.1   Seal. The Corporation shall have a seal, which shall have inscribed thereon its name and year of incorporation and the words, "Corporate Seal

Delaware."



3.    MEETINGS OF STOCKHOLDERS.



      3.1   Annual Meetings. The annual meeting of stockholders of the

Corporation shall be held on such date, at such time and at such place within or without the State of Delaware as shall be determined by the Board of Directors from time to time.



      3.2   Special Meetings. Special meetings of the stockholders of the

Corporation shall be held on such date, at such time and at such place within or without the State of Delaware as may be designated by the Chairman of the Board or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.



      3.3   Notice of Meetings. (a) Notices of meetings of stockholders shall be in writing and shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which a meeting is called. No business other than that specified in the notice thereof shall be transacted at any special meeting.



            (b)   Such notice shall either be delivered personally or mailed,

postage prepaid, to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. If mailed, the notice shall be directed to the stockholder at his or her address as it appears on the records of the Corporation. Personal delivery of any such notice to any officer of a corporation or association or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership.



            (c)   Notice of any meeting of stockholders need not be given to any stockholder if waived by such stockholder in writing, whether before or after such





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meeting is held, or if such stockholder shall sign the minutes or attend the meeting, except that if such stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, such stockholder shall not be deemed to have waived notice of such meeting.



      3.4   Adjourned Meetings. When a meeting is adjourned to another time or place, unless otherwise provided by these Bylaws, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders may transact any business which might have been transacted at the original meeting.

If an adjournment is for more than 30 days, or if after an adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.



      3.5   Quorum and Adjournment. Except as otherwise provided by law, by the

Certificate of Incorporation of the Corporation or by these Bylaws, the presence, in person or by proxy, of the holders of a majority of the aggregate voting power of the stock issued and outstanding, entitled to vote thereat,

shall constitute a quorum for the transaction of business at all meetings of stockholders. If such majority shall not be present or represented at any meeting of stockholders, the stockholders present, although less than a quorum,

shall have the power to adjourn the meeting.



      3.6   Vote Required. Except as otherwise provided by law or by the

Certificate of Incorporation:



            (a)   Directors shall be elected by a plurality of the votes present in person or represented by proxy at a meeting of stockholders and entitled to vote in the election of directors, and



            (b)   whenever any corporate action other than the election of

Directors is to be taken, it shall be authorized by a majority in voting power of the shares present in person or by proxy at a meeting of stockholders and entitled to vote on the subject matter.



      3.7   Manner of Voting. At each meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy.

Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed before being voted. Each stockholder shall be entitled to vote each share of stock having voting power registered in his name on the books of the Corporation on the record date fixed for determination of stockholders entitled to vote at such meeting. All elections of Directors by stockholders shall be by written ballot.



      3.8   Proxies. (a) At any meeting of stockholders, any stockholder may be represented and vote by proxy or proxies appointed by a written form of proxy.

In the





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event that any form of proxy shall designate two or more persons to act as proxies, a majority of such persons present at the meeting or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by the form of proxy upon all of the persons so designated unless the form of proxy shall otherwise provide.



            (b)   The Board of Directors may, in advance of any annual or

special meeting of the stockholders, prescribe additional regulations concerning the manner of execution and filing of proxies and the validation of the same,

which are intended to be voted at any such meeting.



      3.9   Presiding Officer and Secretary. The Chairman of the Board shall act as chairman of all meetings of the stockholders. In the absence of the Chairman of the Board, the Vice Chairman of the Board or, in his or her absence, the

Chief Executive Officer or, in his or her absence, the President or, in his or her absence, any Vice President designated by the Board of Directors shall act as chairman of the meeting.



            The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but, in the absence of the Secretary, the

Assistant Secretary designated in accordance with Section 5.11(b) of these

Bylaws shall act as secretary of all meetings of the stockholders, but in the absence of a designated Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.



      3.10  Procedure. At each meeting of stockholders, the chairman of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the chairman of the meeting may establish rules, which need not be in writing, to maintain order and safety and for the conduct of the meeting. Without limiting the foregoing, he or she may:



            (a)   restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the chairman;



            (b)   restrict dissemination of solicitation materials and use of audio or visual recording devices at the meeting;



            (c)   adjourn the meeting without a vote of the stockholders,

whether or not there is a quorum present; and



            (d)   make rules governing speeches and debate, including time

limits and access to microphones.



The chairman of the meeting acts in his or her absolute discretion and his or her rulings are not subject to appeal.





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4.    DIRECTORS.



      4.1   Powers. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the Certificate of

Incorporation of this Corporation or by these Bylaws conferred upon or reserved to the stockholders of any class or classes.



      4.2   Resignations. Any Director may resign at any time by giving written notice to the Board of Directors or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of such resignation shall not be necessary to make it effective.



      4.3   Presiding Officer and Secretary. The Chairman of the Board shall act as chairman of all meetings of the Board of Directors. In the absence of the

Chairman of the Board, the Vice Chairman of the Board, or in his absence, the

Chief Executive Officer or other person designated by the Board of Directors shall act as chairman of the meeting.



            The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors, but, in the absence of the Secretary, the

Assistant Secretary designated in accordance with Section 5.11(b) of these

Bylaws shall act as secretary of all meetings of the Board of Directors, but in the absence of a designated Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.



      4.4   Annual Meetings. The Board of Directors shall meet each year immediately following the annual meeting of stockholders, at the place where such meeting of stockholders has been held, or at such other place as shall be fixed by the person presiding over the meeting of the stockholders, for the purpose of election of officers and consideration of such other business as the

Board of Directors considers relevant to the management of the Corporation.



      4.5   Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates and at such times and places, within or without the state of Delaware, as shall from time to time be determined by the Board of Directors.

In the absence of any such determination, such meetings shall be held at such times and places, within or without the State of Delaware, as shall be designated by the Chairman of the Board on not less than twelve hours notice to each Director, given verbally or in writing either personally, by telephone

(including by message or recording device), by facsimile transmission, by telegram or by telex or on not less than three (3) calendar days' notice to each

Director given by mail.



      4.6   Special Meetings. Special meetings of the Board of Directors shall be held at the call of the Chairman of the Board at such times and places,

within or without the State of Delaware, as he or she shall designate, on not less than twelve hours notice to each Director, given verbally or in writing either personally, by telephone (including by message or recording device), by facsimile transmission, by telegram or by telex or on not





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less than three (3) calendar days' notice to each Director given by mail.

Special meetings shall be called by the Secretary on like notice at the written request of a majority of the Directors then in office.



      4.7   Quorum and Powers of a Majority. At all meetings of the Board of

Directors and of each committee thereof, a majority of the members shall be necessary and sufficient to constitute a quorum for the transaction of business,

and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Board of Directors or such committee,

unless by express provision of law, of the Certificate of Incorporation or these

Bylaws, a different vote is required, in which case such express provision shall govern and control. In the absence of a quorum, a majority of the members present at any meeting may, without notice other than announcement at the meeting, adjourn such meeting from time to time until a quorum is present.



      4.8   Waiver of Notice. Notice of any meeting of the Board of Directors,

or any committee thereof, need not be given to any member if waived by him or her in writing, whether before or after such meeting is held, or if he or she shall sign the minutes or attend the meeting, except that if such Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, then such Director shall not be deemed to have waived notice of such meeting.



      4.9   Manner of Acting. (a) Members of the Board of Directors, or any

committee thereof, may participate in any meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating therein can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.



            (b)   Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be,

consent thereto in writing, and the writings are filed with the minutes of proceedings of the Board of Directors or such committee.



      4.10  Compensation. (a) The Board of Directors, by a resolution or resolutions, may fix, and from time to time change, the compensation of

Directors.



            (b)   Each Director shall be entitled to reimbursement from the

Corporation for his or her reasonable expenses incurred with respect to duties as a member of the Board of Directors or any committee thereof.



            (c)   Nothing contained in these Bylaws shall be construed to

preclude any Director from serving the Corporation in any other capacity and from receiving compensation from the Corporation for service rendered to it in such other capacity.





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      4.11  Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more Directors, which to the extent provided in said resolution or resolutions shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware

(the "GCLD") to be submitted to stockholders for approval or (ii) adopting,

amending, or repealing any bylaw of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting of such committee and not disqualified from voting, whether or not such member of members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of such absent or disqualified director.



      4.12  Committee Procedure, Limitations of Committee Powers. (a) Except as

otherwise provided by these Bylaws, each committee shall adopt its own rules governing the time, place and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules or by resolution of the

Board of Directors. Unless otherwise provided by these Bylaws or any such rules or resolutions, notice of the time and place of each meeting of a committee shall be given to each member of such committee as provided in Section 4.6 of these Bylaws with respect to notices of special meetings of the Board of

Directors.



            (b)   Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.



            (c)   Any member of any committee may be removed from such committee either with or without cause, at any time, by the Board of Directors at any meeting thereof. Any vacancy in any committee shall be filled by the Board of

Directors in the manner prescribed by the Certificate of Incorporation or these

Bylaws for the original appointment of the members of such committee.



5.    OFFICERS.



      5.1   Number. (a) The officers of the Corporation shall include a Chief

Executive Officer, a President, one or more Vice Presidents (including one or more Executive Vice Presidents and one or more Senior Vice Presidents if deemed appropriate by the Board of Directors), a Secretary and a Treasurer. The Board

of Directors shall also elect a Chairman of the Board and may elect a Vice

Chairman of the Board. The Board of Directors may also elect such other officers as the Board of Directors may from time to time deem appropriate or necessary.

Except for the Chairman of the Board, the Vice Chairman of the Board and the

Chief Executive Officer, none of the officers of the





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Corporation needs to be a director of the Corporation. Any two or more offices may be held by the same person to the extent permitted by the GCLD.



            (b)   The Board of Directors may delegate to the Chief Executive

Officer or President the power to appoint one or more employees of the

Corporation as divisional or departmental vice presidents and fix the duties of such appointees. However, no such divisional or departmental vice president shall be considered as an officer of the Corporation, the officers of the

Corporation being limited to those officers elected by the Board of Directors.



      5.2   Election of Officers, Qualification and Term. The officers of the

Corporation shall be elected from time to time by the Board of Directors and,

except as may otherwise be expressly provided in a contract of employment duly authorized by the Board of Directors or the Merger Agreement, shall hold office at the pleasure of the Board of Directors.



      5.3   Removal. Except as otherwise expressly provided in the Merger

Agreement, any officer elected by the Board of Directors may be removed, either with or without cause, by the Board of Directors at any meeting thereof, or to the extent delegated to the Chairman of the Board or the Chief Executive

Officer, by the Chairman of the Board or the Chief Executive Officer.



      5.4   Resignations. Any officer of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the

Board or to the Chief Executive Officer. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.



      5.5   Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors from time to time, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.



      5.6   The Chairman of the Board. The Chairman of the Board shall have the powers and duties customarily and usually associated with the office of the

Chairman of the Board. The Chairman of the Board shall preside at meetings of the stockholders and of the Board of Directors.



      5.7   Vice Chairman of the Board. The Vice Chairman of the Board shall have the powers and duties customarily and usually associated with the office of the Vice Chairman of the Board.



      5.8   Chief Executive Officer. The Chief Executive Officer shall have,

subject to the supervision, direction and control of the Board of Directors, the general powers and duties of supervision, direction and management of the affairs and business of





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the Corporation usually vested in the chief executive officer of a corporation,

including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation. If at any time the office of the Chairman of the Board and the Vice Chairman of the Board

shall not be filled, or in the event of the temporary absence or disability of the Chairman of the Board and the Vice Chairman of the Board, the Chief

Executive Officer shall have the powers and duties of the Chairman of the Board.



      5.9   The President. The President shall serve as chief operating officer and shall have such other powers and perform such other duties as may be delegated to him or her from time to time by the Board of Directors or the Chief

Executive Officer.



      5.10  The Vice Presidents. Each Vice President shall have such powers and perform such duties as may from time to time be assigned to him or her by the

Board of Directors, the Chief Executive Officer or the President.



      5.11  The Secretary and the Assistant Secretary. (a) The Secretary shall attend meetings of the Board of Directors and meetings of the stockholders and record all votes and minutes of all such proceedings in a book kept for such purpose. He or she shall have all such further powers and duties as generally are incident to the position of Secretary or as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer or

the President.



            (b)   Each Assistant Secretary shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of

Directors, the Chief Executive Officer, the President or the Secretary. In case of the absence or disability of the Secretary, the Assistant Secretary designated by the Chief Executive Officer (or, in the absence of such designation, by the Secretary) shall perform the duties and exercise the powers of the Secretary.



      5.12  The Treasurer and the Assistant Treasurer. (a) The Treasurer shall have custody of the Corporation's funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the

Corporation and shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall also maintain adequate records of all assets, liabilities and transactions of the Corporation and shall see that adequate audits thereof are currently and regularly made. The

Treasurer shall have such other powers and perform such other duties that generally are incident to the position of Treasurer or as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer

or the President.



            (b)   Each Assistant Treasurer shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of

Directors, the Chief Executive Officer, the President or the Treasurer. In case of the absence or





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disability of the Treasurer, the Assistant Treasurer designated by the Chief

Executive Officer (or, in the absence of such designation, by the Treasurer)

shall perform the duties and exercise the powers of the Treasurer.



6.    STOCK



      6.1   Certificates. Certificates for shares of stock of the Corporation shall be issued under the seal of the Corporation, or a facsimile thereof, and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall bear a serial number, shall exhibit the holder's name and the number of shares evidenced thereby, and shall be signed by the Chairman of the Board or a Vice Chairman, if any, or the Chief Executive

Officer or the President or any Vice President, and by the Secretary or an

Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of

the signatures on the certificate may be a facsimile. In case any officer,

transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person or entity were such officer,

transfer agent or registrar at the date of issue.



      6.2   Transfers. Transfers of stock of the Corporation shall be made on the books of the Corporation only upon surrender to the Corporation of a certificate (if any) for the shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, provided such succession, assignment or transfer is not prohibited by the Certificate of

Incorporation, these Bylaws, applicable law or contract. Thereupon, the

Corporation shall issue a new certificate (if requested) to the person entitled thereto, cancel the old certificate (if any) and record the transaction upon its books.



      6.3   Lost, Stolen or Destroyed Certificates. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or an affirmation of that fact, and shall give the Corporation a bond of indemnity in satisfactory form and with one or more satisfactory sureties, whereupon a new certificate (if requested) may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed.



      6.4   Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares as the person entitled to exercise the rights of a stockholder and shall not be bound to recognize any equitable or other claim to or interest in any such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the

GCLD.



      6.5   Additional Powers of the Board. (a) In addition to those powers set forth in Section 4.1, the Board of Directors shall have power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer and





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registration of certificates for shares of stock of the Corporation, including the use of uncertificated shares of stock subject to the provisions of the GCLD.



            (b)   The Board of Directors may appoint and remove transfer agents and registrars of transfers, and may require all stock certificates to bear the signature of any such transfer agent and/or any such registrar of transfers.



7.    MISCELLANEOUS



      7.1   Place and Inspection of Books. (a) The books of the Corporation other than such books as are required by law to be kept within the State of

Delaware shall be kept in such place or places either within or without the

State of Delaware as the Board of Directors may from time to time determine.



            (b)   At least ten days before each meeting of stockholders, the officer in charge of the stock ledger of the Corporation shall prepare a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting,

during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held,

which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.



            (c)   The Board of Directors shall determine from time to time

whether and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may be by law specifically open to inspection or as otherwise provided by these Bylaws) or any of them shall be open to the inspection of the stockholders and the stockholders' rights in respect thereof.



      7.2   Voting Shares in Other Corporations. The Chief Executive Officer,

the President or any other officer of the Corporation designated by the Board of

Directors may vote any and all shares held by the Corporation in any other corporation.



      7.3   Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.



      7.4   Gender/Number. As used in these Bylaws, the masculine, feminine or neuter gender, and the singular or plural number, shall each include the others whenever the context so indicates.





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      7.5   Paragraph Titles. The titles of the paragraphs have been inserted as a matter of reference only and shall not control or affect the meaning or construction of any of the terms and provisions hereof.



      7.6   Amendment. These Bylaws may be altered, amended or repealed by (a)

the affirmative vote of 80% or more of the aggregate number of votes that the holders of the then outstanding shares of common stock and preferred stock are entitled to cast on the amendment, or (b) by resolution adopted by the affirmative vote of not less than a majority of the Directors in office, at any annual or regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed alteration, amendment or repeal be contained in written notice of such special meeting. Notwithstanding the foregoing, the amendment of any provision of these Bylaws requiring an affirmative vote in excess of a majority of the Directors in office shall require the affirmative vote of at least the number of directors the affirmative vote of whom is required by such provision.



      7.7   Certificate of Incorporation. Notwithstanding anything to the contrary contained herein, if any provision contained in these Bylaws is inconsistent with or conflicts with a provision of the Certificate of

Incorporation, such provision of these Bylaws shall be superseded by the inconsistent provision in the Certificate of Incorporation to the extent necessary to give effect to such provision in the Certificate of Incorporation.





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